Exhibit 10.22

MASCOMA CORPORATION

FIRST AMENDMENT

TO

2006 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors and the stockholders of Mascoma Corporation, a Delaware corporation (the “Corporation”), approved and adopted the Corporation’s 2006 Stock Incentive Plan (the “Plan”) on October 26, 2007; and

WHEREAS, pursuant to Section 18 of the Plan, the Board of Directors and the stockholders of the Corporation have determined to amend the Plan to increase the maximum number of shares of Common Stock (as defined in the Plan) that may be issued under the Plan as set forth herein.

NOW, THEREFORE, the Plan is amended as follows:

1.	Amendment to the 2006 Stock Incentive Plan.

1.01. Section 4 of the Plan is hereby amended and restated in its entirety to read as follows:

“Stock Subject to Plan. Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued under the Plan is 9,500,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such repurchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.”

2.	Miscellaneous.

2.01. Effect. Except as amended hereby, the Plan shall remain in full force and effect.

2.02. Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Plan unless the context clearly indicates or dictates a contrary meaning.

2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of law rules.

ADOPTED BY BOARD OF DIRECTORS:                     , 2010

APPROVED BY STOCKHOLDERS:                     , 2010